                                                                 EXHIBIT m(1)(b)


                                 AMENDMENT NO. 1

               FIFTH AMENDED AND RESTATED MASTER DISTRIBUTION PLAN


         The Fifth Amended and Restated Master Distribution Plan (the "Plan"), dated as of June 3, 2002, pursuant to Rule 12b-1 of AIM Investment Securities Funds, a Delaware business trust, is hereby amended as follows:

         Appendix A of the Plan is hereby deleted in its entirety and replaced with the following:

                                   "APPENDIX A
                                       TO
                           FIFTH AMENDED AND RESTATED
                            MASTER DISTRIBUTION PLAN
                                       OF
                         AIM INVESTMENT SECURITIES FUNDS
                 (CLASS A SHARES, CLASS C SHARES, CLASS R SHARES
                          AND AIM CASH RESERVE SHARES)

                               (DISTRIBUTION FEE)


         The Fund shall pay the Distributor as full compensation for all services rendered and all facilities furnished under the Distribution Plan for each Portfolio (or class thereof) as designated below, a Distribution Fee* determined by applying the annual rate set forth below as to each Portfolio (or Class thereof) to the average daily net assets of the Portfolio (or Class thereof) for the plan year, computed in a manner used for the determination of the offering price of shares of the Portfolio (or Class thereof).

                                                       MINIMUM
                                                        ASSET
        PORTFOLIO                                       BASED             MAXIMUM           MAXIMUM
                                                        SALES             SERVICE          AGGREGATE
CLASS A SHARES                                         CHARGE               FEE               FEE
--------------                                         -------            -------          ---------
        AIM High Yield Fund                             0.00%              0.25%             0.25%
        AIM High Yield Fund II                          0.00%              0.25%             0.25%
        AIM Income Fund                                 0.00%              0.25%             0.25%
        AIM Intermediate Government Fund                0.00%              0.25%             0.25%
        AIM Limited Maturity Treasury Fund              0.00%              0.15%             0.15%
        AIM Municipal Bond Fund                         0.00%              0.25%             0.25%
        AIM Total Return Bond Fund                      0.10%              0.25%             0.35%

----------

* The Distribution Fee is payable apart from the sales charge, if any, as stated in the current prospectus for the applicable Portfolio (or Class thereof).

                                                       MAXIMUM
                                                        ASSET
                                                        BASED             MAXIMUM           MAXIMUM
                                                        SALES             SERVICE          AGGREGATE
         CLASS C SHARES                                CHARGE               FEE               FEE
         --------------                                -------            -------          ---------
        AIM High Yield Fund                             0.75%              0.25%             1.00%
        AIM High Yield Fund II                          0.75%              0.25%             1.00%
        AIM Income Fund                                 0.75%              0.25%             1.00%
        AIM Intermediate Government Fund                0.75%              0.25%             1.00%
        AIM Money Market Fund                           0.75%              0.25%             1.00%
        AIM Municipal Bond Fund                         0.75%              0.25%             1.00%
        AIM Short Term Bond Fund                        0.75%              0.25%             1.00%
        AIM Total Return Bond Fund                      0.75%              0.25%             1.00%

                                                       MAXIMUM
                                                        ASSET
                                                        BASED             MAXIMUM           MAXIMUM
                                                        SALES             SERVICE          AGGREGATE
         CLASS R SHARES                                CHARGE               FEE               FEE
         --------------                                -------            -------          ---------
        AIM Income Fund                                 0.25%              0.25%             0.50%
        AIM Intermediate Government Fund                0.25%              0.25%             0.50%
        AIM Money Market Fund                           0.25%              0.25%             0.50%

        AIM CASH RESERVE SHARES
        -----------------------

        AIM Money Market Fund                           0.00%              0.25%             0.25%"

         All other terms and provisions of the Plan not amended herein shall remain in full force and effect.

Dated: August 29, 2002

                                            AIM INVESTMENT SECURITIES FUNDS
                                            (on behalf of its Class A, Class C,
                                            Class R and AIM Cash Reserve Shares)


Attest: /s/ LISA A. MOSS                    By: /s/ ROBERT H. GRAHAM
       ---------------------------------       --------------------------------
       Assistant Secretary                          Robert H. Graham
                                                    President